    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 20, 1998
                                                            REGISTRATION NO. 33-
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                       ----------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                       ----------------------------------

                        VLASIC FOODS INTERNATIONAL INC.
             (Exact name of Registrant as specified in its charter)

       NEW JERSEY                CAMPBELL PLACE               52-2067518
(State of Incorporation) CAMDEN, NEW JERSEY 08103-1799    (I.R.S. Employer
                        (Address of principal executive   Identification Number)
                         offices) (Zip Code)


                        VLASIC FOODS INTERNATIONAL INC.
                         1998 LONG-TERM INCENTIVE PLAN
                           (Full Title of the Plan)

                                Norma B. Carter
                         General Counsel and Secretary
                                Campbell Place
                        Camden, New Jersey  08103-1799
                    (Name and address of agent for service)

                                (609) 342-4800
         (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------
                                               Proposed             Proposed
Title of                          Amount       maximum              maximum
securities                        to be        offering             aggregate offering    Amount of
to be registered                  registered   price per share(2)   price(2)              registration fee
-----------------------------------------------------------------------------------------------------------
 Common Stock, no par           5,800,000 Shares $21.656            $125,604,800          $37,053
 value

Interests in the Plan(1)
-----------------------------------------------------------------------------------------------------------
(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this
 Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) The amounts are based upon the average of the high and low sale prices for the Common Stock as reported on the New York Stock Exchange on March 13, 1998, and are used solely for the purpose of calculating the registration fee in accordance with paragraphs (c) and (h) of Rule 457 under the Securities Act of
 1933.
=====================================================================================================

                                     PART I

                INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

          The documents containing information specified in Part I of Form S-8 will be sent or given to employees eligible to participate in the Vlasic Foods International Inc. 1998 Long-Term Incentive Plan (the "Plan") as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Those documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.



                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents of Vlasic Foods International Inc. (the "Registrant") and the Plan filed or to be filed with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement as of their respective dates:

          (a) Registrant's effective Registration Statement on Form 10;

          (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the Exchange Act"), since August 3, 1997; and

          (c) The description of the Registrant's capital stock contained in the Registrant's Registration Statement on Form 10 filed March 5, 1998 under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

          All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

          Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 14A:3-5 of the New Jersey Business Corporation Act requires a corporation to indemnify a director, officer or employee for expenses to the extent that he or she has been successful in any legal proceeding involving that individual by reason of his or her having served as a "corporate agent" as defined in the statute. It permits a corporation to indemnify for expenses and liabilities irrespective of the outcome, as follows: (i) in a civil proceeding, other than by or in the right of the corporation, if the individual acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation; and (ii) in a criminal proceeding, if the individual had no reasonable cause to believe his or her conduct was unlawful. In civil proceedings, by or in the right of the corporation, the law also enables a corporation to provide indemnification for expenses if the individual acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation. If the individual has been found liable to the corporation for negligence or misconduct, such indemnification may only be provided if an appropriate court determines that in view of all the circumstances the individual is fairly and reasonably entitled to indemnity for expenses.

          At the time of the distribution of the Registrant's Common Stock to the shareowners of Campbell Soup Company (the "Distribution"), as described in the Registrant's Registration Statement on Form 10, Article VI of the Registrant's By-Laws shall provide as follows:

                      INDEMNIFICATION; ADVANCE OF EXPENSES

          SECTION 6.1  Right to Indemnification.  (A)  Subject to Section 6.3
                       ------------------------
hereof, the Company shall indemnify to the fullest extent permitted by applicable law any person who was or is a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or of any other kind, or any appeal therefrom (a "Proceeding"), by reason of the fact that such person is or was a director or officer or employee of the Company, or is or was serving at the request of the Company as a director or officer or employee of another corporation or of a partnership, joint venture, trust or other enterprise or entity, whether or not for profit, whether domestic or foreign, including service with respect to an employee benefit plan, its participants or beneficiaries, against all liability, loss and expense (including judgments, fines, penalties, excise taxes, attorneys' fees and costs and amounts paid in settlement) actually and reasonably incurred by such person in connection with such Proceeding, whether or not the indemnified liability arises or arose from any Proceeding by or in the right of the Company; provided, however, the Company shall be required to indemnify any person seeking indemnification in connection with any Proceeding initiated by such person only if such Proceeding was authorized by the Board of Directors or is a Proceeding to enforce such person's claim to indemnification pursuant to the rights granted by applicable law, these By-Laws or otherwise by the Company. No indemnification pursuant to this Article VI shall be required with respect to any settlement or other nonadjudicated disposition of any threatened or pending Proceeding unless the Company has given its prior written consent to such settlement or other disposition.

          (B) Without limiting the generality or the effect of this Section 6.1, the Company may enter into one or more agreements with any person which provide for indemnification greater than or different from that provided in this
Section 6.1.

          SECTION 6.2  Advance of Expenses.  Subject to Section 6.3 hereof and
                       -------------------
the provisions of applicable law, expenses incurred by a director or officer or employee in defending (or acting as a witness in) a Proceeding shall be paid by the Company in advance of the final disposition of such Proceeding, provided that in the event the director, officer or employee is a party to such Proceeding, such payment shall be made only upon receipt of an undertaking by or on behalf of the director or officer or employee to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Company under applicable law.

          SECTION 6.3  Procedure for Determining Permissibility.  To determine
                       ----------------------------------------
whether any indemnification or advance of expenses under this Article VI is permissible, the Board of Directors by a majority vote of a quorum consisting of directors who are not parties to or otherwise involved in such Proceeding may, and on request of any person seeking indemnification or advance of expenses shall, determine (A) in the case of indemnification, whether the standards under applicable law have been met, and (B) in the case of advance of expenses, whether such advance is appropriate under the circumstances, provided that each such determination shall be made by independent legal counsel if such quorum is not obtainable, or, even if obtainable, if a majority vote of a quorum of disinterested directors so directs or, if a resolution of the Board of Directors so directs, (I) by a committee of the Board of Directors, in the case of a determination concerning a director or officer of the Company or (II) by one or more officers of the Company in the case of a determination concerning any person other than a director or officer of the Company. The reasonable expenses of any director or officer in prosecuting a successful claim for indemnification, and the fees and expenses of any independent legal counsel engaged to determine permissibility of indemnification or advance of expenses, shall be borne by the Company.

          SECTION 6.4  Contractual Obligation.  The obligations of the Company
                       ----------------------
to indemnify a director or officer or employee under this Article VI, including if applicable, the duty to advance expenses, shall be considered a contract between the Company and such director or officer or employee, and no modification or repeal of any provision of this Article VI shall affect, to the detriment of the director or officer or employee, such obligations of the Company in connection with a claim based on any act or failure to act occurring before such modification or repeal.

          SECTION 6.5  Indemnification Not Exclusive; Inuring of Benefit.  The
                       -------------------------------------------------
indemnification and advancement of expenses provided by this Article VI shall not be deemed exclusive of any other right to which one indemnified may be entitled under any statute, agreement, vote of shareholders or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall inure to the benefit of the heirs, legal representatives and estate of any such person.

          SECTION 6.6  Insurance and other Indemnification.  The Board of
                       -----------------------------------
Directors shall have the power to (A) authorize the Company to purchase and maintain, at the Company's expense, insurance on behalf of the Company and on behalf of others to the extent that power to do so has not been prohibited by statute, (B) create any fund of any nature, whether or not under the control of a trustee, or otherwise secure any of its indemnification obligations, and (C) give other indemnification to the extent permitted by statute, including to agents of the Company.

          The Registrant has or will purchase, or by other means will have rights under, a liability insurance policy covering its officers and directors.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.

ITEM 8.  EXHIBITS.
          The following exhibits are filed herewith:


     5      -   Opinion of Counsel as to the legality of the securities offered.

     23.1   -   Consent of Price Waterhouse LLP

     23.2   -   Consent of Counsel (contained in the Opinion of Counsel,
                Exhibit 5 hereto)



ITEM 9.  UNDERTAKINGS.

Undertakings required by Item 512(a)
of Regulation S-K
------------------------------------------

     The undersigned Registrant hereby undertakes:

     (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Undertakings required by Item 512(b)
of Regulation S-K
-------------------------------------------

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to the initial bona fide offering thereof.

Undertakings required by Item 512(h)
of Regulation S-K
-------------------------------------------

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Camden, State of New Jersey, on March 20, 1998.

                              VLASIC FOODS INTERNATIONAL INC.


                              By /s/ Anthony P. DiSilvestro
                                ----------------------------------------
                                Anthony P. DiSilvestro
                                Director and Vice President-Treasurer


                              By /s/ Linda A. Lipscomb
                                ----------------------------------------
                                Linda A. Lipscomb
                                Director and Secretary

                              By /s/ Gerald S. Lord
                                ----------------------------------------
                                Gerald S. Lord
                                Director


     The Plan. Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Camden, New Jersey on March 20, 1998.

                              VLASIC FOODS INTERNATIONAL INC.
                               1998 LONG-TERM INCENTIVE PLAN


                              By /s/ Anthony P. DiSilvestro
                                ----------------------------------------
                                Anthony P. DiSilvestro
                                Director and Vice President-Treasurer

                                 EXHIBIT INDEX
                                 -------------


EXHIBIT NO.              DOCUMENT
-----------              --------

 5 Opinion of Counsel as to the legality of the securities offered.

 23.1              Consent of Price Waterhouse LLP

 23.2              Consent of Counsel (contained in the Opinion of
                   Counsel, Exhibit 5 hereto)